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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         (a)      Subsidiary (wholly-owned)
                  Torotel Products, Inc. (a Missouri corporation)

         (b)      Subsidiary (wholly-owned)
                  East Coast Holdings, Inc. (a New Jersey corporation) (formerly named OPT Industries, Inc.)